Exhibit 99.1

American Eagle Outfitters Reports Fourth Quarter Results

03.03.21

Aerie revenue up 25%, comp sales up 29%

Digital revenue increased 35%, with Aerie up 75% and AE up 20%

Gross margin expanded 300 basis points, due to higher full-priced sales and reduced promotions

Strong liquidity — reinstating quarterly cash dividend at $0.1375 per share

PITTSBURGH — (BUSINESS WIRE) – American Eagle Outfitters, Inc. (NYSE: AEO) today reported GAAP operating income of $4 million for the quarter ended January 30, 2021, compared to $0.5 million for the quarter ended February 1, 2020. Adjusted operating income of $106 million compared to $77 million in last year’s fourth quarter. The adjusted operating income growth to last year primarily reflected gross margin expansion from higher full-priced sales and lower promotions.

Fourth quarter GAAP EPS of $0.02 compared to $0.03 last year. Adjusted fourth quarter EPS of $0.39 this year compared to $0.37 last year.

Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer commented, “After an unprecedented year, we ended 2020 on a positive note, with fourth quarter adjusted operating income up 38%, driven by strong margins across brands. I’m very proud of the entire organization - our teams executed exceptionally well. We ended the year in a healthy cash position and took bold actions to ensure AEO is well positioned for future success, including steps to right-size and strengthen our store fleet, while also continuing to fuel our robust digital platform.”

“We entered 2021 with momentum, and as reviewed at our January investor meeting, we see significant opportunity to drive Aerie’s growth and deliver strong profit margins in the coming years. The fourth quarter results reflect progress on our Real Power. Real Growth. plan and provide confidence in our value creation opportunity and multi-year financial targets.”

Adjusted amounts represent Non-GAAP results, as described in the accompanying GAAP to Non-GAAP reconciliations.

Fourth Quarter 2020 Results

•

Total net revenue decreased $22 million, or 2% to $1.29 billion, compared to $1.31 billion last year. Comparable sales declined 1%. The change in revenue reflected strong online sales, as well as mall traffic declines and store closures related to COVID-19.

•	Aerie revenue increased 25% to $337 million and comparable sales increased 29%. American Eagle revenue decreased 9% to $943 million and comparable sales declined 8%.

•	AEO’s digital revenue increased 35% and store revenue declined 20%. Aerie digital revenue rose 75% and AE increased 20%.

•

Gross profit of $440 million rose 8% from $408 million last year. Gross margin of 34.0% expanded from 31.0% last year. The increase reflected significantly higher merchandise margins across brands, primarily due to higher full-priced sales, lower promotions and inventory optimization initiatives. Lower rent expense also benefited the gross margin. This was partly offset by higher delivery and distribution center costs, due to increased digital mix and higher shipment costs, as well as increased performance-based incentive compensation.

•

Selling, general and administrative expense of $292 million increased $5 million from $287 million last year, reflecting higher performance-based incentive compensation, partly offset by reductions in store payroll.

•	Depreciation and amortization expense of $42 million decreased $2 million from $44 million last year, due to asset impairments taken in recent quarters, as well as lower capital spending.

•

Operating income of $4 million compared to $0.5 million last year. Adjusted operating income of $106 million this year excluded $103 million of impairment and COVID-19 related charges and compared to adjusted operating income of $77 million last year, which excluded $76 million of impairment and restructuring charges. Adjusted operating margin of 8.2% expanded from 5.8% last year, reflecting higher full-priced sales and lower promotions.

•

Aerie’s operating income increased 17% to $13 million. Adjusted Aerie operating income increased 52% to $48 million and excluded the impact of impairment charges. American Eagle operating income increased 29% to $92 million. Adjusted American Eagle operating income increased 29% to $145 million and excluded the impact of impairment charges.

•

Average diluted shares outstanding of 197 million compared to 168 million last year. The increase primarily reflected 26 million shares of unrealized dilution associated with the company’s convertible notes.

•

EPS of $0.02 compared to EPS of $0.03 last year. Adjusted EPS of $0.39 this year excluded $0.36 of impairment charges and expenses related to COVID-19 protocols and $0.01 of non-cash interest expense on the company’s convertible notes. Adjusted EPS of $0.37 last year excluded $0.34 of impairment and restructuring charges.

Impairment, Restructuring and COVID-19 Related Charges

In the fourth quarter of 2020, the company incurred $103 million in pre-tax impairment and COVID-19 related charges. Approximately $96 million of the pre-tax charges related to the non-cash impairment of 59 stores and the remaining $7 million reflected incremental expenses related to COVID-19 protocols.

In the fourth quarter of 2019, the company incurred pre-tax impairment, restructuring and related charges of approximately $76 million. Approximately $65 million of the pre-tax charges related to the non-cash impairment of 20 stores and the remainder primarily reflected severance and other costs.

Inventory

Total ending inventory at cost decreased $41 million or 9% to $405 million. The decline reflected a 21% reduction in American Eagle, due to inventory optimization initiatives and lower clearance levels. Aerie’s inventory increased 10% to support strong demand.

Capital Expenditures

In the fourth quarter of 2020, capital expenditures totaled $35 million. For the full year, capital expenditures were $128 million. For fiscal 2021, the company expects capital expenditures to be in the range of $250 to $275 million, prioritizing strategic customer-facing and supply chain investments.

Cash Flow and Balance Sheet

The company generated $213 million in operating cash flow during the fourth quarter and $202 million for the full year. The company ended the period with total cash and short-term investments of $850 million, an increase from $417 million last year. The quarter-end cash balance included $406 million in proceeds from the April 2020 convertible notes offering.

Quarterly Cash Dividend and Share Repurchase Program

Given its strong balance sheet and liquidity position, AEO’s board of directors has approved reinstating its quarterly cash dividend at $0.1375 per share. The dividend was declared on March 2, 2021 and is payable on March 26, 2021 to stockholders of record at the close of business on March 12, 2021. The company has also unsuspended its share repurchase program.

Conference Call and Supplemental Financial Information

Today, management will host a conference call and real time webcast at 4:30 p.m. Eastern Time. To listen to the call, dial 1-877-407-0789 or internationally dial 1-201-689-8563 or go to www.aeo-inc.com to access the webcast and audio replay. Additionally, a financial results presentation is posted on the company’s website.

Non-GAAP Measures

This press release includes information on non-GAAP financial measures (“non-GAAP” or “adjusted”), including earnings per share information and the consolidated results of operations excluding non-GAAP items. These financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Management believes that this non-GAAP information is useful for an alternate presentation of the company’s performance, when reviewed in conjunction with the company’s GAAP financial statements. These amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the company’s business and operations.

* * * *

About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates stores in the United States, Canada, Mexico, and Hong Kong, and ships to 81 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 200 international locations operated by licensees in 28 countries. For more information, please visit www.aeo-inc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent our expectations or beliefs concerning future events, including our long-term financial outlook. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on many important factors, some of which may be beyond the company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “potential,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended February 1, 2020 and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 2, 2020, August 1, 2020, and October 31, 2020, and in any other filings that we may make with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company’s financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the negative impacts of the COVID-19 pandemic and related operational disruptions; the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

CONTACT:

Olivia Messina

412-432-3300

LineMedia@ae.com

AMERICAN EAGLE OUTFITTERS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	January 30,	February 1,	February 2,
	2021	2020	2019
ASSETS
Cash and cash equivalents	$850,477	$361,930	$333,330
Short-term investments	—	55,000	92,135
Merchandise inventory	405,445	446,278	424,404
Accounts receivable	146,102	119,064	93,477
Prepaid expenses and other	120,619	65,658	102,907

Total current assets	1,522,643	1,047,930	1,046,253

Property and equipment, net	623,808	735,120	742,149
Operating lease right-of-use assets	1,155,965	1,418,916	—
Intangible assets, including goodwill	70,332	53,004	58,167
Non-current deferred income taxes	33,045	22,724	14,062
Other assets	29,013	50,985	42,747

Total Assets	$3,434,806	$3,328,679	$1,903,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$255,912	$285,746	$240,671
Current portion of operating lease liabilities	328,624	299,161	—
Accrued income and other taxes	14,150	9,514	20,064
Accrued compensation and payroll taxes	142,272	43,537	82,173
Unredeemed gift cards and gift certificates	62,181	56,974	53,997
Other current liabilities and accrued expenses	55,343	56,824	145,740

Total current liabilities	858,482	751,756	542,645

Long-term debt, net	325,290	—	—
Non-current operating lease liabilities	1,148,742	1,301,735	—
Other non-current liabilities	15,627	27,335	73,178

Total non-current liabilities	1,489,659	1,329,070	73,178

Commitments and contingencies	—	—	—
Preferred stock	—	—	—
Common stock	2,496	2,496	2,496
Contributed capital	663,718	577,856	574,929
Accumulated other comprehensive loss	(40,748)	(33,168)	(34,832)
Retained earnings	1,868,613	2,108,292	2,054,654
Treasury stock	(1,407,414)	(1,407,623)	(1,309,692)

Total stockholders’ equity	1,086,665	1,247,853	1,287,555

Total Liabilities and Stockholders’ Equity	$3,434,806	$3,328,679	$1,903,378

Current Ratio	1.77	1.39	1.93

AMERICAN EAGLE OUTFITTERS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	GAAP Basis
	13 Weeks Ended
	January 30,	% of	February 1,	% of
	2021	Revenue	2020	Revenue
Total net revenue	$1,292,294	100.0%	$1,314,631	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	852,429	66.0%	906,884	69.0%

Gross profit	439,865	34.0%	407,747	31.0%
Selling, general and administrative expenses	292,059	22.6%	286,647	21.8%
Impairment, restructuring, and COVID-19 related charges	102,639	7.9%	76,223	5.8%
Depreciation and amortization expense	41,583	3.2%	44,401	3.4%

Operating income	3,584	0.3%	476	0.0%
Interest expense (income), net	7,993	0.6%	(1,405)	-0.1%
Other (income) expense, net	(2,889)	-0.2%	221	0.0%

(Loss) Income before income taxes	(1,520)	-0.1%	1,660	0.1%
(Benefit) from income taxes	(5,056)	-0.4%	(3,104)	-0.3%

Net income	$3,536	0.3%	$4,764	0.4%

Net income per basic share	$0.02		$0.03
Net income per diluted share	$0.02		$0.03

Weighted average common shares outstanding - basic	166,310		167,412
Weighted average common shares outstanding - diluted	196,585		168,282

	GAAP Basis
	52 Weeks Ended
	January 30,	% of	February 1,	% of
	2021	Revenue	2020	Revenue
Total net revenue	$3,759,113	100.0%	$4,308,212	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	2,610,966	69.5%	2,785,911	64.7%

Gross profit	1,148,147	30.5%	1,522,301	35.3%
Selling, general and administrative expenses	977,264	26.0%	1,029,412	23.9%
Impairment, restructuring, and COVID-19 related charges	279,826	7.4%	80,494	1.9%
Depreciation and amortization	162,402	4.3%	179,050	4.1%

Operating (loss) income	(271,345)	-7.2%	233,345	5.4%
Interest expense (income), net	24,610	0.7%	(6,202)	-0.2%
Other (income), net	(3,682)	-0.1%	(5,731)	-0.1%

(Loss) income before income taxes	(292,273)	-7.8%	245,278	5.7%
(Benefit) provision for income taxes	(82,999)	-2.2%	54,021	1.3%

Net (loss) income	$(209,274)	-5.6%	$191,257	4.4%

Net (loss) income per basic share	$(1.26)		$1.13
Net (loss) income per diluted share	$(1.26)		$1.12

Weighted average common shares outstanding - basic	166,455		169,711
Weighted average common shares outstanding - diluted	166,455		170,867

AMERICAN EAGLE OUTFITTERS, INC.

GAAP TO NON-GAAP RECONCILIATION

(Dollars in thousands, except per share amounts)

(unaudited)

	13 Weeks Ended
	January 30, 2021
	Operating Income	Interest Expense, net	Diluted Earnings per Common Share
GAAP Basis	$3,584	$7,993	$0.02
% of Revenue	0.3%	0.6%

Add: Impairment and COVID-19 related charges(1):	102,639	—	0.36

Less: Convertible debt(2):	—	(4,209)	0.01

	102,639	(4,209)	0.37

Non-GAAP Basis	$106,223	$3,784	$0.39
% of Revenue	8.2%	0.3%

(1)	$102.6 million pre-tax impairment and COVID-19 related charges:

- $95.5 million of long-lived asset impairment charges

- $7.1 million of incremental COVID-19 related charges

(2)	Amortization of the non-cash discount on the Company’s convertible notes

AMERICAN EAGLE OUTFITTERS, INC.

GAAP TO NON-GAAP RECONCILIATION

(Dollars in thousands, except per share amounts)

(unaudited)

	13 Weeks Ended
	February 1, 2020
	Operating Income	Diluted Earnings per Common Share
GAAP Basis	$476	$0.03
% of Revenue	0.0%

Add: Impairment and restructuring charges(1):	76,223	0.34

	76,223	0.34

Non-GAAP Basis	$76,699	$0.37
% of Revenue	5.8%

(1)	$76.2 million pre-tax impairment and restructuring charges.

- $64.5 million of long-lived asset impairment charges

- $1.7 million of goodwill

- $10.0 million of restructuring charges including $4.2M of joint business venture exit charges, $4.0M of corporate and field severance, and $1.8M of market transition costs in Japan

AMERICAN EAGLE OUTFITTERS, INC.

RESULTS BY SEGEMENT

(Dollars in thousands)

(unaudited)

	13 Weeks Ended
	January 30, 2021
	American Eagle	Aerie	Corporate(1)	Total(2)
Total net revenue	$942,892	$336,709	$12,692	$1,292,294
Operating income (loss)	$91,863	$13,438	$(101,717)	$3,584
% of revenue	9.7%	4.0%		0.3%
Impairment and incremental COVID-19 related expenses	$53,560	$34,634	$14,445	$102,639

Adjusted Operating income (loss)	$145,423	$48,072	$(87,272)	$106,223
% of revenue	15.4%	14.3%		8.2%
Capital expenditures	$11,245	$8,915	$15,223	$35,383

	13 Weeks Ended
	February 1, 2020
	American Eagle	Aerie	Corporate(1)	Total(2)
Total net revenue	$1,035,097	$270,007	$9,527	$1,314,631
Operating Income (loss)	$71,260	$11,467	$(82,251)	$476
% of revenue	6.9%	4.2%		0.0%
Impairment and restructuring charges	$41,657	$20,261	$14,305	$76,223

Adjusted Operating Income (loss)	$112,917	$31,728	$(67,946)	$76,699
% of revenue	10.9%	11.8%		5.8%
Capital expenditures	$25,832	$13,651	$20,932	$60,415

(1)

Corporate includes revenue and operating results of the Todd Snyder brand, which is not material to disclose as a separate reportable segment. Corporate operating costs represents certain costs that are not directly attributable to another reportable segment.

(2)	The difference between Total Operating Income (loss) and (Loss) Income before Taxes includes the following, which are not allocated to our reportable segments:

- Interest expense (income), net of $8.0 million in Fiscal 2020 and ($1.4) million in Fiscal 2019

- Other income (expense), net of $2.9 million in Fiscal 2020 and ($0.2) million in Fiscal 2019

AMERICAN EAGLE OUTFITTERS, INC.

STORE INFORMATION

(unaudited)

	Fourth Quarter	YTD Fourth Quarter
	2020	2020
Consolidated stores at beginning of period	1,105	1,095
Consolidated stores opened during the period
AE Brand	2	8
Aerie stand-alone(3)	9	31
Todd Snyder	0	1
Consolidated stores closed during the period
AE Brand	(36)	(52)
Aerie stand-alone	(1)	(4)
Todd Snyder	(1)	(1)

Total consolidated stores at end of period	1,078	1,078
AE Brand	901
Aerie stand-alone(3)	175
Aerie side-by-side(2)	179
Todd Snyder	2

Stores remodeled and refurbished during the period	3	8
Total gross square footage at end of period (in ‘000)	6,709	6,709

International license locations at end of period (1)	229	229

Aerie Openings
Aerie stand-alone	9	31
Total Aerie side-by-side stores (2)	1	8

Total Aerie Openings	10	39

(1)	International license locations are not included in the consolidated store data or the total gross square footage calculation.
(2)	Aerie side-by-side and Offline side-by-side stores are included in the AE Brand store count as they are considered part of the AE Brand store to which they are attached.
(3)	Aerie stand alone stores include 4 Offline stores and 1 Unsubscribed store